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                                                                    Exhibit 12.1


     RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DISTRIBUTIONS OF
                   DEVELOPERS DIVERSIFIED REALTY CORPORATION
                             (Amounts in Thousands)


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

                                                                                       Year Ended December 31,
                                                                    --------------------------------------------------------------
                                                                      1997         1998         1999         2000         2001
                                                                    ---------    ---------    ---------    ---------    ----------
Pretax income from continuing operations                            $  67,122    $  78,046    $  86,637    $ 100,051    $  90,442
                                                                    =========    =========    =========    =========    =========
Fixed charges:
Interest expense including amortization of deferred costs and
    capitalized interest                                            $  38,941    $  66,517    $  80,764    $  94,435    $  93,986
Ground Rent 33%                                                     $      56    $     120    $     176    $     244    $     234
Preferred Dividends                                                 $  14,200    $  20,139    $  32,419    $  42,563    $  46,343
Proportionate share of fixed charges of 50 % owned joint ventures
    accounted for using equity method of accounting                 $    --      $    --      $    --      $    --      $    --
                                                                    ---------    ---------    ---------    ---------    ----------
                                Total fixed costs                   $  53,197    $  86,776    $ 113,359    $ 137,242    $ 140,563
                                                                    ---------    ---------    ---------    ---------    ----------
Capitalized interest during the period                              ($  3,991)    ($ 9,900)    ($13,400)    ($18,200)    ($12,927)
Preferred Dividends                                                 ($ 14,200)    ($20,139)    ($32,419)    ($42,563)    ($46,343)
Amortization of capitalized interest during the period              $     498    $     826    $   1,272    $   1,879    $   2,310
Majority-owned subsidiary adjustments                               $   1,049    $   3,312    $  11,809    $  19,593    $  21,502
Equity Company Adjustments                                          ($ 10,893)   ($ 13,351)   ($ 24,713)   ($ 23,296)   ($ 18,560)
Equity Company Adjustments Distributed Income                       $  10,185    $  12,903    $  24,713    $  23,296    $  18,560
                                                                    ---------    ---------    ---------    ---------    ----------
Earnings before income taxes and fixed charges                      $ 102,967    $ 138,473    $ 167,258    $ 198,002    $ 195,547
                                                                    =========    =========    =========    =========    =========
Ratio of earnings to Combined Fixed charges                         $    1.94    $    1.60    $    1.48    $    1.44    $    1.39
                                                                    =========    =========    =========    =========    =========



                                                                         September 30,
                                                                    ----------------------
                                                                      2001         2002
                                                                    ---------    ---------
Pretax income from continuing operations                            $  70,209    $  75,028
                                                                    =========    =========
Fixed charges:
Interest expense including amortization of deferred costs and
    capitalized interest                                            $  71,931    $  65,168
Ground Rent 33%                                                     $     203    $     261
Preferred Dividends                                                 $  34,757    $  34,878
Proportionate share of fixed charges of 50 % owned joint ventures
    accounted for using equity method of accounting                 $    --      $    --
                                                                    ---------    ---------
                                Total fixed costs                   $ 106,891    $ 100,307
                                                                    ---------    ---------
Capitalized interest during the period                               ($10,458)     ($7,184)
Preferred Dividends                                                  ($34,757)    ($34,878)
Amortization of capitalized interest during the period              $   2,660    $   2,899
Majority-owned subsidiary adjustments                               $  15,989    $  16,770
Equity Company Adjustments                                           ($14,981)    ($22,398)
Equity Company Adjustments Distributed Income                       $  14,981    $  22,398
                                                                    ---------    ---------
Earnings before income taxes and fixed charges                      $ 150,534    $ 152,942
                                                                    =========    =========
Ratio of earnings to Combined Fixed charges                         $    1.41    $    1.52
                                                                    =========    =========
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